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                                                                     EXHIBIT 4.4

                     UNITED COMPANIES FINANCIAL CORPORATION
                   1996 LONG-TERM INCENTIVE COMPENSATION PLAN

1. PURPOSE OF PLAN

     The United Companies Financial Corporation 1996 Long-Term Incentive Compensation Plan is intended to encourage stock ownership by certain employees of and advisors to the Company or its Affiliates so that they may acquire or increase their proprietary interest in the success of the Company, to encourage them to remain in the employ of or as advisors to the Company or its Affiliates, and to provide substantial motivation for superior performance.

2. DEFINITIONS

     Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

          (a) "Affiliate": Any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Sections 424(e) and (f), respectively, of the Code.

          (b) "Agreement": A Restricted Stock Agreement or an Option Agreement evidencing an Award in such form as adopted from time to time by the Committee pursuant to the Plan.

          (c) "Award": An award of Restricted Stock or an Option or any combination thereof, under the Plan.

          (d) "Board of Directors": The Board of Directors of the Company.

          (e) "Change of Control": For the purposes of the Plan, the term Change in Control shall mean the happening of any of the following:

             (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act, and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act (but excluding any shareholder of record of the Company as of January 1, 1995, owning 10% or more of the Company's securities which are entitled to vote in the election of directors of the Company) directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities which are entitled to vote with respect to the election of directors;

             (ii) When, during any period of 24 consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason other than death or disability to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by operation of this provision;

             (iii) The acquisition of the Company or all or substantially all of the Company's assets by an entity other than the Company (or a 50% or more owned subsidiary of the Company) through purchase of assets, or by merger, or otherwise, except in the case of a transaction pursuant to which, immediately after the transaction, the Company's shareholders immediately prior to the transaction own immediately after the transaction at least a majority of the combined voting power of the surviving entity's then outstanding securities which are entitled to vote with respect to the election of directors of such entity; or

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             (iv) The Company files a report or proxy statement with the
        Commission pursuant to the Exchange Act disclosing in response to Form 8-K, Form 10-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

          (f) "Code": The Internal Revenue Code of 1986, as amended from time to time.

          (g) "Common Stock": The $2.00 par value per share common stock of the Company.

          (h) "Commission": The Securities and Exchange Commission.

          (i) "Committee": The Compensation Committee of the Board of Directors or such other committee appointed by the Board of Directors which meets the requirements set forth in Section 11(a) hereof.

          (j) "Company": United Companies Financial Corporation, a Louisiana corporation.

          (k) "Consultant": Any director of or professional advisor to the Company or its Affiliates, as well as any employee, officer or director of a corporation that serves as an advisor, consultant or independent contractor to the Company or its Affiliates. The term "Consultant" shall not, however, include any officer or employee of the Company or its Affiliates.

          (l) "Covered Executive": Any individual who, on the last day of the Company's applicable taxable year, meets the definition of a "covered employee" under Section 162(m) of the Code and applicable regulations thereunder.

          (m) "Effective Date": The date on which the Plan shall become effective as set forth in Section 14 hereof.

          (n) "Exchange Act": The Securities Exchange Act of 1934, as amended, together with all regulations and rules issued thereunder.

          (o) "Exercise Price": In the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option.

          (p) "Fair Market Value": As applied to a specific date, the fair market value of a Share on such date as determined in good faith by the Committee in the following manner:

             (i) If the Shares are then listed on any national or regional stock exchange or traded in the over-the-counter market and prices are quoted on the Nasdaq Stock Market, the Fair Market Value shall be the last quoted sales price of a Share on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported;

             (ii) If the Shares are not so listed, then the Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Shares at the close of the date in question; or

             (iii) In the absence of either of the foregoing, the Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to the book value, the revenues, the earnings history and the prospects of the Company in light of market conditions generally.

     The Fair Market Value determined in such manner shall be final, binding and conclusive on all parties.

          (q) "ISO": An Option intended to qualify as an "incentive stock option," as defined in Section 422 of the Code or any statutory provision that may replace such Section and designated as an incentive stock option by the Committee.

          (r) "Officer": An officer of the Company or its Affiliates meeting the definition of "officer" in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act.

          (s) "NQSO": An Option not intended to be an ISO and designated as a nonqualified stock option by the Committee.

          (t) "Option": Any ISO or NQSO granted under the Plan.

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          (u) "Option Agreement": The written agreement evidencing the Award of an Option.

          (v) "Participant": An officer or other key employee of or Consultant to the Company or any of its Affiliates who has been granted an Award under the Plan.

          (w) "Plan": This United Companies Financial Corporation 1996 Long-Term Incentive Compensation Plan, as the same may be amended from time to time.

          (x) "Restricted Stock": Shares which have been awarded to a Participant under Section 8 hereof.

          (y) "Restricted Stock Agreement": The written agreement evidencing an Award of Restricted Stock.

          (z) "Restriction Period": The time period during which Restricted Stock awarded under the Plan must be held before it becomes fully vested, unless additional conditions have been placed upon the vesting thereof.

          (aa) "Shares": Shares of the Company's authorized but unissued or reacquired Common Stock (including treasury shares), or such other class or kind of shares or other securities as may be applicable pursuant to the provisions of Section 4(d) hereof.

          (ab) "Subsidiary": Any "subsidiary corporation" of the Company, as such term is defined in Section 424(f) of the Code.

3. PARTICIPATION

     Participants shall be selected by the Committee from the officers (whether or not they are directors), key employees of the Company or its Affiliates (either full or part-time) and Consultants who have the capability of making a substantial contribution to the success of the Company.

4. COMMON STOCK SUBJECT TO THE PLAN

     (a) Shares Subject to the Plan. As of the Effective Date, the aggregate number of Shares which may be issued as Awards pursuant to the Plan is 1,500,000 Shares. Further, on January 1, 1998, and annually thereafter, the aggregate number of Shares which may be awarded pursuant to the Plan shall be increased by one and one-half (1 1/2%) percent of the number of shares of Common Stock that are outstanding as of such dates. The limitations set forth in this Section 4(a) shall be subject to adjustment as provided in Section 4(d) below.

     (b) Accounting for Number of Shares. For purposes of determining the aggregate number of Shares available to be issued as Awards pursuant to the Plan, the number of outstanding Options and shares of Restricted Stock shall reduce the maximum number of Shares available to be issued as Awards. However, any Shares subject to an Award that is forfeited, terminates or expires unexercised shall be added to the maximum number of Shares available to be issued as Awards under the Plan.

     (c) Maximum Total Option Awards. Notwithstanding the provisions of Section 4(a), over the term of the Plan, the total number of Shares that may be issued upon exercise of all Options granted under the Plan shall not exceed the sum of:
(i) 500,000 shares; plus (ii) annual amounts beginning January 1, 1998 equal to the lesser of (A) two (2%) percent of the total issued and outstanding shares of Common Stock as of January 1 of each full or partial year during which the Plan is in effect; or (B) such amount calculated as of the Effective Date. The limitations in this Section 4(c) shall be subject to adjustment as provided in
Section 4(d) below.

     (d) Adjustment Of Shares And Price. In the event that the Shares are changed into or exchanged for a different kind or number of shares of stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure, then the number of Shares subject to this Plan and to Awards granted hereunder and the purchase or Exercise Price for such Shares shall be equitably adjusted by the Committee to prevent the dilution or enlargement of Awards, and any new stock or securities into which the Shares are

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changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided, however, that fractional shares may be deleted from any such adjustment or substitution. Any shares of stock or other securities received as a result of any of the foregoing by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 8(e) hereof.

5. GENERAL TERMS, CONDITIONS AND LIMITATIONS OF AWARDS OF OPTIONS

     (a) Terms And Conditions. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among the Participants) thereof. In particular, the Committee shall set forth in the Option Agreement the following terms and conditions:

          (i) The Exercise Price of the Option, which may not be less than either (A) 100% of the Fair Market Value per Share at the date of grant of the Option or (B) the par value per Share;

          (ii) The number of Shares subject to, and the expiration date of, the Option;

          (iii) The manner, time and rate (cumulative or otherwise) of exercise of the Option; provided, however, that except as otherwise specified in the Plan, no Option awarded to a Participant who is an Officer shall be exercisable prior to the expiration of six months from the date of grant; and

          (iv) The restrictions or conditions (such as performance goals), if any, to be placed upon the grant of the Option, the exercisability of the Option or upon the Shares which may be issued upon exercise of the Option. The Committee may, as a condition of granting an Option, require that a Participant agree not to thereafter exercise one or more Options previously granted to such Participant.

     (b) Maximum Award Of Options. The number of Shares that may be allotted by the Committee pursuant to Options awarded to any individual Participant shall not exceed, in any calendar year, 50,000 Shares (subject to adjustment pursuant to Section 4(d) of the Plan).

6. EXERCISE OF OPTIONS

     (a) General Exercise Rights. Except as provided in Section 9(a)(ii), an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 6(c) and Section 9(a)(ii) hereof, no Option may be exercised unless at the time such Participant exercises such Option, such Participant is an employee of and has continuously since the grant thereof been an employee of, the Company or an Affiliate. Transfer of employment between Affiliates or between an Affiliate and the Company shall not be considered an interruption or termination of employment for any purpose under this Plan. Neither shall a leave of absence at the request, or with the approval, of the Company or an Affiliate be deemed an interruption or termination of employment, so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Participant's right to re-employment with the Company or an Affiliate is guaranteed by contract. An Option also shall contain such conditions upon exercise (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or any successor rule) promulgated by the Commission.

     (b) Notice Of Exercise. An Option may not be exercised with respect to less than 100 Shares, unless the exercise relates to all Shares covered by the Option at the date of exercise. An Option may be exercised by delivery of a written notice to the Company, which shall state the election to exercise the Option and the number of whole Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. In the case of an exercise of an Option, such notice shall either: (i) be accompanied by payment of the full Exercise Price and all applicable withholding taxes, in which event the Company shall deliver any certificate(s) representing Shares to which the Participant is entitled as a result of the exercise as soon as practicable after the notice has been received; or (ii) fix a date (not less than 5 nor more than 15 business days from the date such notice has been received by the Company) for the payment of the full

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Exercise Price and all applicable withholding taxes, against delivery by the
Company of any certificate(s) representing Shares to which the Participant is entitled to receive as a result of the exercise. Payment of such Exercise Price and withholding taxes shall be made as provided in Sections 6(d) and 11, respectively. In the event the Option shall be exercised pursuant to Section 6(c)(i) or Section 9(a)(ii) hereof, by any person or persons other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option.

     (c) Exercise After Termination Of Employment. Except as otherwise determined by the Committee at the date of grant of the Option and as is provided in the applicable Option Agreement evidencing the Option, upon termination of a Participant's employment with the Company or any of its Affiliates, such Participant (or in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) may exercise such Option during the following periods of time (but in no event after the expiration date of such Option) to the extent that such Participant was entitled to exercise such Option at the date of such termination:

          (i) In the case of termination as a result of death, disability or retirement of the Participant, the Option shall remain exercisable until the normal expiration date of the Option; for this purpose, "disability" shall exist when the Participant is unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion, and "retirement" shall mean voluntary retirement at or after the Participant's normal retirement date as determined by the Committee in its sole discretion;

          (ii) In the case of termination for cause, the Option shall immediately terminate and shall no longer be exercisable; and

          (iii) In the case of termination for any reason other than those set forth in subparagraphs (i) and (ii) above, the Option shall remain exercisable for three months after the date of termination.

To the extent the Option is not exercised within the foregoing periods of time, the Option shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Sections 421 and 422 of the Code shall cause an ISO to cease to be treated as an "incentive stock option" for purposes of Section 421 of the Code.

     (d) Payment Of Option Exercise Price. Upon the exercise of an Option, payment of the Exercise Price shall be made either (i) in cash (by a certified check, bank draft or money order), (ii) with the consent of the Committee and subject to Section 6(e) hereof, by delivering the Participant's duly-executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares already owned by the Participant valued at Fair Market Value, (iv) with the consent of the Committee, by electing to have the Company withhold from the Shares otherwise issuable upon exercise of the Option that number of Shares valued at Fair Market Value as of the date of exercise, or (v) by a combination of the foregoing forms of payment. Any consent of the Committee required by this Section 6(d) may be given or withheld by the Committee in its absolute discretion.

     (e) Payment With Loan. The Committee may, in its sole discretion, assist any Participant in the exercise of one or more Options granted to such Participant under the Plan by authorizing the extension of a loan to such Participant from the Company. Except as otherwise provided in this Section 6(e), the terms of any loan (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Any such loan by the Company shall be with full recourse against the Participant to whom the loan is granted, shall be secured in whole or in part by the Shares so purchased, and shall bear interest at a rate not less than the minimum interest rate required at the time of purchase of the Shares in order to avoid having imputed interest or original issue discount under Sections 483 or 1272 of the Code. In addition, any such loan by the Company shall become immediately due and payable in full, at the option of the Company, upon termination of the Participant's employment with the Company or its Affiliates for any reason or upon the sale of any Shares acquired with such loan to the extent of the cash and fair market value of any property received by the Participant in such sale. The Committee may make arrangements for the application of payroll

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deductions from compensation payable to the Participant to amounts owing to the
Company under any such loan. Until any loan by the Company under this Section 6(e) is fully paid in cash, the Shares shall be pledged to the Company as security for such loan and the Company shall retain physical possession of the stock certificates evidencing the Shares so purchased together with a duly executed stock power for such Shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of Shares funded thereby will be in compliance with all applicable federal, state and local laws, and such counsel shall be consulted prior to the funding of any such loan.

     (f) Options Awarded To Consultants. Any provision of this Section 6 to the contrary notwithstanding, (i) an Option may be exercised at any time by a Participant who is a Consultant during the applicable period in the manner provided in Section 6(b) above; provided, that in the event of the death of a Participant who is a Consultant, the Option may be exercised by the executors or administrators of the estate of such Participant or by the person or persons who shall have acquired the Option directly by bequest or inheritance; and (ii) the Exercise Price for an Option awarded to a Consultant must be paid in cash (by a certified check, bank draft or money order).

     (g) Rights As A Shareholder. A Participant shall have no rights as a shareholder with respect to any Shares issuable on exercise of an Option until the date of the issuance of a stock certificate to the Participant for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(d) hereof.

7. SPECIAL PROVISIONS FOR ISOS

     Any provision of the Plan to the contrary notwithstanding, the following special provisions shall apply to all ISOs granted under the Plan:

          (i) The Option must be expressly designated as an ISO by the Committee and in the Option Agreement;

          (ii) No ISO shall be granted more than ten years from the Effective Date of the Plan and no ISO shall be exercisable more than ten years from the date such ISO is granted;

          (iii) The Exercise Price of any ISO shall not be less than the Fair Market Value per Share on the date such ISO is granted;

          (iv) Any ISO shall not be transferable by the Participant to whom such ISO is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant;

          (v) No ISO shall be granted to any individual who, at the time such ISO is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate unless the Exercise Price of such ISO is at least 110% of the Fair Market Value per Share at the date of grant and such ISO is not exercisable after the expiration of five years from the date such ISO is granted;

          (vi) The aggregate Fair Market Value (determined as of the time any ISO is granted) of any Company stock with respect to which any ISOs granted to a Participant are exercisable for the first time by such Participant during any calendar year (under this Plan and all other stock option plans of the Company and any of its Affiliates and any predecessor of any such corporations) shall not exceed $100,000 as required under Section 422(d)(i) of the Code. (To the extent the $100,000 limit is exceeded, the $100,000 in Options, measured as described above, granted earliest in time will be treated as ISOs); and

          (vii) any other terms and conditions as may be required in order that the ISO qualifies as an "incentive stock option" under Section 422 of the Code or successor provision.

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Notwithstanding the provisions of Section 6(c)(i), the favorable tax treatment available pursuant to Section 422 of the Code upon the exercise of an ISO will not be available to a Participant who exercises any ISO more than (i) 12 months after the date of termination of employment due to the Participant's disability or (ii) three months after the date of termination of employment due to retirement of the Participant.

8. RESTRICTED STOCK

     (a) Restricted Stock Awards. The Committee may, in its discretion, grant one or more Awards of Restricted Stock to any Participant. Each Award of Restricted Stock shall be evidenced by a Restricted Stock Agreement which shall specify the number of Shares to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such Shares by the Participant, the Restriction Period and any other conditions imposed on such Shares as the Committee, in its discretion, shall determine. Notwithstanding the foregoing, the Committee shall impose upon each Award of Restricted Stock made to a Participant who is an Officer a Restriction Period expiring no earlier than six months after the date of grant of the Restricted Stock. Shares of Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Participant, which stock certificate shall be held by the Company until the restrictions on such Shares shall have lapsed and those Shares shall have thereby vested in full.

     (b) Maximum Award Of Restricted Stock. The maximum number of Shares that may be allotted by the Committee pursuant to Restricted Stock awarded to any individual Participant shall not exceed, in any calendar year, 30,000 Shares (subject to adjustment pursuant to Section 4(b) of the Plan).

     (c) Restrictions And Forfeitures.

          (i) Shares included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such Shares have fully vested.

          (ii) Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the Shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

          (iii) In the event that the Participant shall have paid any cash for the Restricted Stock, the Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

          (iv) The Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Participant, which stock certificate shall be held by the Company until the Restricted Stock has fully vested.

          (v) The occurrence of any of the following events shall cause the immediate vesting of the Restricted Stock:

             A. the death of the Participant;

             B. the retirement of the Participant on or after the Participant's normal retirement date;

             C. the disability of the Participant.

     For the purposes of this Subsection, the term "disability" shall be defined as such term is defined in Section 6(c)(i). Notwithstanding the foregoing, to the extent a condition(s) other than a Restriction Period has been imposed by the Committee upon the Restricted Stock, the occurrence of the foregoing shall not cause immediate vesting unless and until such condition(s) has been met.

          (vi) A Restricted Stock Award shall be entirely forfeited by the Participant in the event that prior to vesting, the Participant breaches any terms or conditions of the Plan, the Participant resigns from or is terminated by the Company, or any condition(s) imposed upon vesting are not met.

     (d) Performance or Other Conditions. The Committee may, in its absolute discretion, make the vesting of any Restricted Stock Award subject to the fulfillment of a performance or other condition. The Committee

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shall have the absolute discretion in determining the terms of any such condition; provided, however, if the Committee chooses to impose a performance-based condition upon a Restricted Stock Award made to a Participant who is a Covered Executive, then the Committee must select one or more of the following performance-based factors, in the Committee's sole discretion: return on equity, stock price, earnings per share or market share. For purposes of this
Section 8(d), "return on equity" shall mean the return or equity of the Company for the specified period, computed on a consolidated basis in accordance with generally accepted accounting principles. With respect to grants of Restricted Stock to a Covered Executive, before a performance-based condition will be considered fulfilled, the Committee must certify, in writing, that such condition has been met.

     (e) Legend On Certificates. Each certificate evidencing a Restricted Stock Award under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the United Companies Financial Corporation 1996 Long-Term Incentive Compensation Plan and a Restricted Stock Agreement entered into between the registered owner and United Companies Financial Corporation. Copies of such Plan and Agreement are on file in the offices of the Secretary of United Companies Financial Corporation, 4041 Essen Lane, Baton Rouge, Louisiana 70809."

     (f) Section 83(b) Elections. Within 30 days after the issuance of shares of Restricted Stock to a Participant under the Plan, the Participant shall decide whether or not to file an election pursuant to Section 83(b) of the Code and Treasury Regulation Section 1.83-2 (and state law counterparts) with respect to such Restricted Stock. If the Participant does file such an election, the Participant shall promptly furnish the Company with a copy of such election.

9. RESTRICTIONS ON TRANSFERS OF AWARDS; GOVERNMENT REGULATIONS

     (a) Awards Generally Not Transferable.

          (i) No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered, or transferred, except, (i) in the event of the death of a Participant, by will or the laws of descent and distribution; or (ii) pursuant to a qualified domestic relations order as defined in the Code, Title I of the Employee Retirement Income Security Act, or the rules and regulations thereunder.

          (ii) Notwithstanding the foregoing, the Committee shall have the authority, in its absolute discretion, to add (originally or by way of amendment) as a term of any NQSO awarded hereunder, that such NQSO may be transferred, no less than six (6) months after it is granted, to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners as well as to charitable organizations that are approved in advance by the Committee. A transfer pursuant to this Subsection may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company's record of outstanding NQSOs. In the event an NQSO is transferred pursuant to this Subsection, such NQSO may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event of a transfer pursuant to this Subsection, such NQSO shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant grant.

     (b) Government Regulations. This Plan, the granting of Awards under this Plan and the issuance or transfer of Shares (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no Shares shall be issued by the Company, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the

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issuance or payment have, in the opinion of counsel to the Company, been complied with. In connection with any stock issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect of such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such Shares to listing or for quotation on any stock exchange or automated quotation system on which Shares may then be listed or quoted, and (ii) the completion and effectiveness of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

10. CONSULTANTS

     An Award made to a Consultant hereunder must be supported by bona fide services rendered by the Consultant to the Company. However, in no event may an Award to a Consultant be made for services rendered by the Consultant in connection with the offer or sale of securities in a capital raising transaction for the Company.

11. TAX WITHHOLDING

     The Company shall have the right to withhold from amounts due Participants, or to collect from Participants directly, the amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by reason of participation in the Plan, and the obligations of the Company under the Plan shall be conditional on payment of such taxes. The Participant may, prior to the due date of any taxes, pay such amounts to the Company in cash, or with the consent of the Committee, in Shares (which shall be valued at their Fair Market Value on the date of payment). There is no obligation under this Plan that any Participant be advised of the existence of the tax or the amount required to be withheld. Without limiting the generality of the foregoing, in any case where it determines that a tax is or will be required to be withheld in connection with the issuance or transfer or vesting of Shares under this Plan, the Company may pursuant to such rules as the Committee may establish, reduce the number of such Shares so issued or transferred by such number of Shares as the Company may deem appropriate in its sole discretion to accomplish such withholding or make such other arrangements as it deems satisfactory. Notwithstanding any other provision of this Plan, the Committee may impose such conditions on the payment of any withholding obligation as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Commission.

12. ADMINISTRATION OF PLAN

     (a) The Committee. The Plan shall be administered by the Committee, which shall be comprised of two or more members of the Board of Directors, each of whom shall be a "Non-Employee Director" as defined in rule 16b-3(b)(3) (or any successor provision) promulgated by the Commission.

     (b) Committee Action. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business, and any determination or action may be taken at a meeting by a majority vote or may be taken without a meeting by a written resolution signed by all members of the Committee. All decisions and determinations of the Committee shall be final, conclusive and binding upon all Participants and upon all other persons claiming any rights under the Plan with respect to any Restricted Stock or Options. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for willful misconduct in the performance of their duties.

     (c) Committee Authority. In amplification of the Committee's powers and duties, but not by way of limitation, the Committee shall have full authority and power to:

          (i) Construe and interpret the provisions of the Plan and make rules and regulations for the administration of the Plan not inconsistent with the Plan;

          (ii) Decide all questions of eligibility for Plan participation and for the grant of Awards;

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          (iii) Adopt forms of agreements and other documents consistent with the Plan;

          (iv) Engage agents to perform legal, accounting and other such professional services as it may deem proper for administering the Plan; and

          (v) Take such other actions as may be reasonably required or appropriate to administer the Plan or to carry out the Committee activities contemplated by other sections of this Plan.

     (d) Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the Board of Directors and the members of the Committee shall be indemnified by the Company against the reasonable expenses, including court costs and reasonable attorneys' fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except where such indemnification is expressly prohibited by applicable law.

13. CHANGE OF CONTROL.

     All Options shall become fully exercisable, and all Restricted Stock shall fully vest free of restrictions, upon the occurrence of any Change of Control, whether or not such Options are then exercisable or such Restricted Stock is then vested under the provisions of the applicable Agreements relating thereto. Notwithstanding the foregoing, in no event will Options awarded to Officers be exercisable or Restricted Stock awarded to Officers vest less than six months after the date on which they are granted.

14. EFFECTIVE DATE AND SHAREHOLDER APPROVAL

     The Effective Date of the Plan shall be November 11, 1996 (the date it was approved by the Board of Directors), subject to receipt within one year of that date of the approval of the holders of a majority of the total voting power of the voting securities of the Company present in person or represented by proxy at the meeting of the shareholder at which the Plan is considered. All Awards pursuant to the Plan prior to the receipt of shareholder approval shall be effective when made but shall be subject to receipt of such approval. If such approval is not received, all Awards shall be forfeited.

15. AMENDMENT AND TERMINATION

     (a) The Plan

          (i) Amendment. The Board of Directors may amend the Plan from time to time in its sole discretion unless the amendment would, pursuant to any applicable federal, state or local law, require shareholder approval, in which event such approval shall be obtained. However, no amendment shall impair the rights of any Participant under any Award theretofore made under the Plan, without the Participant's consent.

          (ii) Termination. The Plan shall terminate automatically on the tenth anniversary of the Effective Date, and the Board of Directors may suspend or terminate the Plan at any earlier time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect with respect to outstanding Restricted Stock and outstanding and unexercised Options granted under the Plan and Shares issued under the Plan.

     (b) Awards. Subject to the terms and conditions and the limitations of the Plan, the Committee may in the exercise of its sole discretion modify, extend or renew the terms of outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised) and authorize the granting of new Awards in substitution therefor (to the extent not theretofore exercised). Without limiting the generality of the foregoing, the Committee may in its discretion at any time accelerate the time at which any Option is exercisable or the date on which any Restricted Stock vests, subject to compliance with the

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requirements of Rule 16b-3 (or successor provision) promulgated by the
Commission. Notwithstanding the foregoing, however, no modification of an Award shall, without the consent of the Participant, impair any rights or obligations under any Awards theretofore granted under the Plan.

16. MISCELLANEOUS

     (a) Employment. Neither the establishment of the Plan nor any amendments thereto, nor the granting of any Award under the Plan, shall be construed as in any way modifying or affecting, or evidencing any intention or understanding with respect to, the terms of the employment of any Participant with the Company or any of its Affiliates. No person shall have a right to be granted Awards or, having been selected as a Participant for one Award, to be so selected again.

     (b) Multiple Awards. Subject to the terms and restrictions set forth in the Plan, a Participant may hold more than one Award.

     (c) Written Notice. As used herein, any notices required hereunder shall be in writing and shall be given on the forms, if any, provided or specified by the Committee. Written notice shall be effective upon actual receipt by the person to whom such notice is to be given; provided, however, that in the case of notices to Participants and their transferees, heirs, legatees and legal representatives, notice shall be effective upon delivery if delivered personally or three business days after mailing, registered first class postage prepaid to the last known address of the person to whom notice is given. Written notice shall be given to the Committee and the Company at the following address or such other address as may be specified from time to time:

        United Companies Financial Corporation
        P. O. Box 1591 (70821)
        4041 Essen Lane (70809)
        Baton Rouge, Louisiana
        Attention: Secretary

     (d) Applicable Law; Severability. The Plan shall be governed by and construed in all respects in accordance with the laws of the State of Louisiana. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

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